Exhibit 10.2
AMENDMENT TO EMPLOYMENT AGREEMENT
This Amendment to Employment Agreement (this “Amendment”) amends the Employment Agreement between Novavax, Inc. (the “Company”) and [____________] (the “Executive”), dated as of [____________] (the “Employment Agreement”). This Amendment shall be effective as of [_______], 2021 (the “Effective Date”). All capitalized terms used in this Amendment shall have the meanings ascribed to them in the Employment Agreement unless otherwise expressly provided herein.
In consideration of the mutual covenants contained herein and intending to be legally bound hereby, the parties hereto desire, as of the Effective Date, to amend the Employment Agreement on the terms set forth in this Amendment.

1.Section 8(a) of the Employment Agreement is hereby deleted in its entirety and replaced with the following:

“Subject to the Executive’s execution and delivery to the Company of the Company’s standard form of Separation and Release Agreement, the Company shall pay or provide the Executive with the Separation Pay as defined herein, upon the occurrence of the applicable Separation Event, as defined below. The Separation Pay shall be paid in a single lump sum as soon as administratively practicable following the date the Separation and Release Agreement becomes effective, but not later than the date that is sixty (60) days following the Separation Event. ‘Separation Pay’ shall mean (i) an amount equal to [ ] months of the Executive’s then effective base salary and (ii) an amount equal to one hundred percent (100%) of the monthly COBRA premiums, including the two percent (2%) administration fee, as in effect as of the date of termination for the Company’s group medical, dental, vision and hospitalization insurance benefits in which the Executive is enrolled as of the date of termination for the Executive and his or her eligible dependents for [ ] months, subject to the Executive’s timely and proper election of coverage under the Consolidated Omnibus Budget Reconciliation Act of 1985 (‘COBRA’). The Separation Pay shall be subject to withholding of all applicable federal, state and local taxes and any other deductions required by applicable law.”

2.Section [8(b)] [8(c)] of the Employment Agreement is hereby deleted in its entirety and replaced with the following:

“Reserved.”

3.Except as expressly modified herein, the Employment Agreement, and all of its terms and provisions, shall remain in full force and effect. This Amendment embodies the entire agreement between the parties with respect to amending the Employment Agreement and supersedes all prior communications, agreements and understandings, whether written or oral, with respect to the same. This Amendment may be executed in one or more counterparts, each of which shall be deemed to be an original, but all of which taken together shall constitute one and the same instrument. This Amendment may not be amended, nor shall any change, waiver, modification, consent or discharge be effected, except by a written instrument executed by the Company and the Executive. This Amendment shall be governed by and construed and enforced in accordance with the law of the State of Delaware, without regard to the principles of conflict of laws thereof.

[Remainder of page intentionally left blank.]

IN WITNESS WHEREOF, the parties have executed or caused to be executed under seal this Amendment as of the date first above written.

NOVAVAX, INC. By: Name: Title:

Accepted and agreed:

Signature: ____________________________
     [Executive Name]

Date:      ____________________________

3